Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-265269, No. 333-265267, No. 333-238771, No. 333-238769, No. 333-218211, No. 333-204452, No. 333-182360, and No. 333-272496) of our report dated March 6, 2024, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Moss Adams LLP

Everett, Washington

March 6, 2024